Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-10 (File No. 333-238905), Form S-8 (No. 333-240225) and Form F-3 (No. 333-269868) of Medicenna Therapeutics Corp. of our report dated June 26, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Oakville, Ontario

Canada

June 26, 2023

PricewaterhouseCoopers LLP

PwC Centre, 354 Davis Road, Suite 600, Oakville, Ontario, Canada L6J 0C5

T: +1 905 815 6300, F: +1 905 815 6499, ca_oakville_main_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.